Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188072

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and they are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2015

Preliminary Prospectus Supplement

(To Prospectus Dated April 23, 2013)

$

NIKE, Inc.

    % Notes due 20

We are offering $         of our     % notes due 20     (the “notes”). The notes will bear interest at the rate of     % per year and will mature on                     , 20    . Interest on the notes will accrue from                     , 2015 and be payable on             and             of each year, beginning on                     , 2016. We may redeem the notes in whole or in part at any time or from time to time at the applicable redemption prices described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds to NIKE(1)
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from October , 2015.

The notes will not be listed on any securities exchange. Currently, there are no public trading markets for the notes.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V. on or about October     , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Deutsche Bank Securities

The date of this prospectus supplement is October     , 2015.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we have provided to you or filed with the U.S. Securities and Exchange Commission, or the SEC, in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of notes. If the description of this offering of notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus provided in connection with this offering before deciding whether to invest in the notes.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering to the “Company,” “NIKE,” “we,” “us” and “our” refer to NIKE, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are available over the internet at the SEC’s web site at www.sec.gov, as well as our web site at www.nikeinc.com. The information on our web site is not part of this prospectus supplement or the accompanying prospectus. You can inspect reports and other information we file at the office of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

We have filed with the SEC a registration statement, of which this prospectus supplement and the accompanying prospectus are a part, and related exhibits with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates. The registration statement is also available to you on the SEC’s web site, www.sec.gov.

S-ii

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, expected operating results and our expected use of proceeds from this offering, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	international, national and local general economic and market conditions;

•	the size and growth of the overall athletic footwear, apparel and equipment markets;

•	intense competition among designers, marketers, distributors and sellers of athletic footwear, apparel and equipment for consumers and endorsers;

•	demographic changes;

•	changes in consumer preferences;

•	popularity of particular designs, categories of products and sports;

•	seasonal and geographic demand for our products;

•	difficulties in anticipating or forecasting changes in consumer preferences, consumer demand for our products and the various market factors described above;

•

difficulties in implementing, operating and maintaining our increasingly complex information systems and controls, including, without limitation, the systems related to demand and supply planning and inventory control;

•	interruptions in data and information technology systems;

•	consumer data security;

•

fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance “futures” orders may not be indicative of future revenues due to changes in shipment timing, the changing mix of futures and at-once orders, and discounts, order cancellations and returns;

•	our ability to sustain, manage or forecast our growth and inventories;

•	the size, timing and mix of purchases of our products;

•	increases in the cost of materials, labor and energy used to manufacture products, new product development and introduction;

•	the ability to secure and protect trademarks, patents and other intellectual property;

•	product performance and quality;

•	customer service;

•	adverse publicity;

•	the loss of significant customers or suppliers;

S-iii

•	dependence on distributors and licensees;

•	business disruptions;

•	increased costs of freight and transportation to meet delivery deadlines;

•	increases in borrowing costs due to any decline in our debt ratings;

•	changes in business strategy or development plans;

•

general risks associated with doing business outside the United States, including without limitation, exchange rate fluctuations, import duties, tariffs, quotas, political and economic instability and terrorism;

•	changes in government regulations;

•	the impact of, including business and legal developments relating to, climate change;

•	natural disasters;

•	liability and other claims asserted against us;

•	the ability to attract and retain qualified personnel; and

•	the effects of any decision by us to invest in or divest ourselves of businesses.

For a further discussion of these and other factors that could impact our future results, performance and transactions, see the section entitled “Risk Factors” in this prospectus supplement and the risk factors incorporated herein from our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, as updated by our subsequent filings, including filings we make after the date of this prospectus supplement.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all such risks, nor can it assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary together with the more detailed information regarding our company and our audited and unaudited financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Our principal business activity is the design, development and worldwide marketing and selling of athletic footwear, apparel and equipment. We are the largest seller of athletic footwear and apparel in the world measured by global revenues. We sell our products to retail accounts, through NIKE-owned retail stores and internet websites (which we refer to as our “Direct to Consumer” operations), and through a mix of independent distributors and licensees throughout the world. Virtually all of our products are manufactured by independent contractors. Practically all of our footwear and apparel products are produced outside the United States, while our equipment products are produced both in the United States and abroad.

We focus our NIKE Brand product offerings in eight key categories: Running, Basketball, Football (Soccer), Men’s Training, Women’s Training, Action Sports, Sportswear (our sports-inspired lifestyle products) and Golf. Basketball includes our Jordan Brand product offerings and Men’s Training includes our baseball and American football product offerings. We also market products designed for kids, as well as for other athletic and recreational uses such as cricket, lacrosse, tennis, volleyball, wrestling, walking and outdoor activities.

NIKE’s athletic footwear products are designed primarily for specific athletic use, although a large percentage of the products are worn for casual or leisure purposes. We place considerable emphasis on high-quality construction and innovation in our products. Sportswear, Running, Basketball and Football (Soccer) are currently our top-selling footwear categories and we expect them to continue to lead in footwear sales.

We sell sports apparel covering most of the above-mentioned categories, which feature the same trademarks and are sold predominantly through the same marketing and distribution channels as athletic footwear. Our sports apparel, similar to our athletic footwear products, is designed primarily for athletic use and exemplifies our commitment to innovation and high-quality construction. Sportswear, Men’s Training, Running and Football (Soccer) are currently our top-selling apparel categories and we expect them to continue to lead in apparel sales. We often market footwear, apparel and accessories in “collections” of similar use or by category. We also market apparel with licensed college and professional team and league logos.

We sell a line of performance equipment and accessories under the NIKE Brand name, including bags, socks, sport balls, eyewear, timepieces, digital devices, bats, gloves, protective equipment, golf clubs and other equipment designed for sports activities. We also sell small amounts of various plastic products to other manufacturers through our wholly-owned subsidiary, NIKE IHM, Inc.

Our Jordan Brand designs, distributes and licenses athletic and casual footwear, apparel and accessories predominantly focused on Basketball using the Jumpman trademark.

One of our wholly owned subsidiary brands, Hurley, headquartered in Costa Mesa, California, designs and distributes a line of action sports and youth lifestyle apparel and accessories under the Hurley trademark.

Another of our wholly owned subsidiary brands, Converse, headquartered in Boston, Massachusetts, designs, distributes and licenses casual sneakers, apparel and accessories under the Converse, Chuck Taylor, All Star, One Star, Star Chevron and Jack Purcell trademarks.

In addition to the products we sell to our wholesale customers and directly to consumers through our Direct to Consumer operations, we have also entered into license agreements that permit unaffiliated parties to manufacture and sell, using NIKE-owned trademarks, certain apparel, digital devices and applications and other equipment designed for sports activities.

On February 1, 2013, and November 30, 2012, we completed the divestitures of the Cole Haan and Umbro businesses, respectively, allowing us to better focus our resources on driving growth in the NIKE, Jordan, Hurley and Converse brands.

Corporate Information

We were incorporated in 1967 under the laws of the State of Oregon. Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453, and our telephone number is (503) 671-6453. We maintain web sites at www.nike.com and at news.nike.com. Information contained in, or accessible through, our web sites is not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes and the indenture governing the notes. For purposes of this section entitled “—The Offering” and the section entitled “Description of Notes,” references to “we,” “us” and “our” refer only to NIKE, Inc. and not to its subsidiaries.

Issuer	NIKE, Inc.

Securities Offered	$ aggregate principal amount of our % notes due , 20 .

Maturity Date	The notes will mature on , 20 .

Interest Rate	The notes will bear interest at a rate of % per annum.

Interest Payment Dates	We will pay interest on the notes on and of each year, beginning on , 2016.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured debt we incur to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all future and existing obligations of our subsidiaries.

Optional Redemption	We may, at our option, redeem the notes, in whole or in part, at any time at the applicable redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Certain Covenants	The indenture governing the notes will contain a covenant limiting our ability to consolidate or merge with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets to, another person.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, the Euroclear System (“Euroclear”), or Clearstream Banking, S.A. (“Clearstream”), as described under the heading “Description of Notes—Book-Entry; Delivery and Form; Global Notes.”

Trading	The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Further Issuances	We may, without the consent of existing holders, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes offered hereby in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with the notes offered hereby; provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Governing Law	New York law will govern the indenture and the notes.

Trustee	Deutsche Bank Trust Company Americas.

Risk Factors	You should consider carefully all the information set forth or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have provided to you and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015 before investing in any of the notes offered hereby.

Summary Historical Financial Data

The following table presents our summary historical financial data. The consolidated balance sheet data and the consolidated statement of income data as of and for each of the three years in the three-year period ended May 31, 2015 have been derived from our audited consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and/or the accompanying prospectus. The consolidated balance sheet data as of August 31, 2015 and the consolidated statement of income data for the three months ended August 31, 2015 and August 31, 2014 have been derived from our unaudited condensed consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal, recurring adjustments, necessary for the fair presentation of the information set forth therein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full fiscal year or any future period.

You should read the following summary historical financial data in conjunction with the section entitled “Capitalization” and our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, and our unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the three months ended August 31, 2015, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Three Months Ended		For the Fiscal Year Ended
	August 31, 2015	August 31, 2014	May 31, 2015	May 31, 2014	May 31, 2013
	(unaudited)
	(dollars in millions)
Consolidated Statement of Income Data:
Revenues	$8,414	$7,982	$30,601	$27,799	$25,313
Cost of sales	4,419	4,261	16,534	15,353	14,279

Gross profit	3,995	3,721	14,067	12,446	11,034
Total selling and administrative expenses	2,577	2,480	9,892	8,766	7,796
Interest expense (income), net	4	9	28	33	(3)
Other (income) expense, net	(31)	3	(58)	103	(15)

Income before income taxes	1,445	1,229	4,205	3,544	3,256
Income tax expense	266	267	932	851	805

Net income from continuing operations	$1,179	$962	$3,273	$2,693	$2,451

	As of August 31, 2015	As of May 31,
		2015	2014	2013
	(unaudited)
	(dollars in millions)
Consolidated Balance Sheet Data:
Cash and equivalents and short-term investments	$5,408	$5,924	$5,142	$5,965
Total current assets	15,238	15,976	13,696	13,630
Total assets	20,766	21,600	18,594	17,545
Total current liabilities	5,276	6,334	5,027	3,962
Long-term debt	1,079	1,079	1,199	1,210
Total liabilities	7,872	8,893	7,770	6,464
Total shareholders’ equity	12,894	12,707	10,824	11,081

RISK FACTORS

In addition to other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we have provided to you, you should carefully consider the risks described below and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, which is incorporated herein by reference and our other subsequent filings under the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading prices of the notes could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results and events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section of this prospectus supplement entitled “Forward-Looking Statements.”

Risks Related to this Offering

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will be obligations exclusively of NIKE, Inc. and not of any of our subsidiaries. A substantial portion of our operations is conducted through our subsidiaries, which are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and preferred stockholders of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or create.

Because the notes will not be secured, they will be subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes will be our unsecured general obligations, ranking equally with our other senior unsecured indebtedness, including our 2.25% notes due May 1, 2023 and our 3.625% notes due May 1, 2043. As of August 31, 2015, our total consolidated indebtedness was $1.208 billion and we had $2.0 billion of availability under our revolving credit facility. The indenture governing the notes will permit us and our subsidiaries to incur additional indebtedness, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such indebtedness. As of August 31, 2015, we had $86 million of secured indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The limited covenants in the indenture that will govern the notes will not provide protection against many types of important corporate events and may not protect your investment.

The indenture for the notes will not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

•

limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness or to engage in sale and leaseback transactions;

•	limit our ability to incur indebtedness that is equal or subordinate in right of payment to the notes;

•	restrict our ability to repurchase our equity securities or prepay our other indebtedness;

•	restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to make an offer to repurchase the notes in the event of a change in control transaction.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at an effective interest rate as high as that of the notes.

Changes in our credit ratings may adversely affect your investment in the notes.

We currently expect that, prior to issuance, the notes will be rated by one or more ratings agencies. The ratings of debt rating agencies assigned to the notes are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

There may not be an active market for the notes.

We cannot assure you that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then- current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in the notes;

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	redemption of notes; and

•	level, direction and volatility of market interest rates generally and investors’ and prospective investors’ expectations with respect to the foregoing.

The prices at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the notes in any secondary market will be affected by interest rates, supply and demand for the notes and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the impact of any one factor on the market value of the notes may be offset or magnified by the effect of another factor. An offsetting negative factor could, for example, entirely eliminate a positive impact attributable to another factor. We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, assuming all other conditions remain constant, if U.S. interest rates increase, the market value of the notes may decrease. Actual or anticipated changes in our financial condition or results of operations may also affect the market value of the notes.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $         million, after deducting the underwriting discounts and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and short-term investments and capitalization as of August 31, 2015:

•	on an actual basis; and

•

on an as adjusted basis to reflect the sale of the notes, and the receipt of the net proceeds therefrom, as if each occurred on August 31, 2015 and assuming such net proceeds are held as cash or cash equivalents.

This information should be read in conjunction with our unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Quarterly Report on Form 10-Q for the three months ended August 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of August 31, 2015
	Actual		As Adjusted
	(millions)
Cash and cash equivalents and short-term investments	$5,408		$

Short-term debt:
Notes payable	23			23
Total short-term debt	23			23

Long-term debt:
2.250% notes due May 1, 2023	499			499
3.625% notes due May 1, 2043	499			499
2.60% Japanese Yen note, maturing August 20, 2001 through November 20, 2020(1)	20	(2)		20	(2)
2.00% Japanese Yen note, maturing August 20, 2001 through November 20, 2020(1)	9	(2)		9	(2)
5.15% corporate bond, payable October 15, 2015(3)	101			101
6.20% Promissory Notes, payable April 1, 2017(4)	38			38
6.79% Promissory Notes, payable January 1, 2018(4)	19			19
% notes due 20 offered hereby	—
Total long-term debt (including current portion)	1,185

Total shareholders’ equity	12,894			12,894

Total capitalization	$14,102		$

(1)	NIKE Logistics YK assumed a total of ¥13.0 billion in notes as part of its agreement to purchase a distribution center in Japan, which distribution center serves as collateral for the notes. These notes mature in equal quarterly installments during the period beginning August 20, 2001 and ending November 20, 2020.
(2)	Based on an exchange rate of $1.00 to ¥121.19 as of August 31, 2015.
(3)	We entered into interest rate swap agreements whereby we receive fixed interest payments at the same rate as the bonds and pay variable interest payments based on six-month LIBOR plus a spread. Each swap has the same notional amount and maturity date as the corresponding bond. At August 31, 2015, the interest rates payable on these swap agreements ranged from approximately 0.4% to 0.6%.

(4)	We assumed a total of $59 million in promissory notes payable as part of our agreement to purchase certain corporate properties; this was treated as a non-cash financing transaction. The property serves as collateral for the debt. The purchase of these properties was accounted for as a business combination where the total consideration of $85 million was allocated to the land and buildings acquired; no other tangible or intangible assets or liabilities resulted from the purchase.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated is as follows:

	Three Months Ended August 31,	As of May 31,
	2015	2015	2014	2013	2012	2011
Ratio of earnings to total fixed charges(1)	47.6	36.3	32.9	46.9	42.2	41.2

(1)	In accordance with SEC rules and regulations, for purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before fixed charges and taxes, and is inclusive of the amortization of capitalized interest. Fixed charges represent interest on indebtedness, amortization of debt discount and one-tenth of rental expense which is deemed to be representative of the interest factor of operating leases. Interest expense includes interest both expensed and capitalized.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities under the caption “Description of Debt Securities” beginning on page 8 of the accompanying prospectus.

The notes will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee (the “trustee”), entered into on April 26, 2013, as supplemented by a supplemental indenture, which will be entered into concurrently with the issuance of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from us upon request. Capitalized terms used and not defined in this summary have the meanings specified in the indenture.

For the purposes of this section, references to “we,” “us” and “our” refer only to NIKE, Inc. and not to any of our existing or future subsidiaries.

General

The notes will have the following basic terms:

•	the notes initially will be limited to $ aggregate principal amount (subject to our rights to issue additional notes as described under “— Further Issuances” below);

•	the notes will accrue interest at a rate of % per year;

•	the notes will mature on , 20 , unless redeemed or repurchased prior to that date;

•

interest will accrue on the notes from the most recent date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes) to, but excluding, the succeeding interest payment date, payable semi-annually in arrears on             and             of each year, beginning on                     , 2016;

•	the notes may be redeemed by us, at our option, prior to maturity, in whole or in part, as described under “— Optional Redemption” below;

•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•

the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances may be represented by notes in definitive form (see “— Book-Entry; Delivery and Form; Global Notes” below).

Interest on the notes will be paid to the person in whose name that note is registered at the close of business on             or             , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

If any interest or other payment date of a note falls on a day that is not a business day, the related payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law, regulation or executive order to close. Interest will cease to accrue on a note upon its maturity or redemption by us at our option.

We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

The indenture and the notes will not contain any provisions that would limit our or our subsidiaries’ ability to incur additional secured or unsecured indebtedness or require us or our subsidiaries to maintain any financial ratios or specified levels of net worth or liquidity.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including our 2.25% notes due May 1, 2023 and our 3.625% notes due May 1, 2043, and including any indebtedness we may incur from time to time under our $2.0 billion committed credit facility maturing in August 2020 (subject to extension).

The notes will effectively rank junior to all our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and to all liabilities of our subsidiaries. As of August 31, 2015, we had $86 million of secured indebtedness. We derive a substantial portion of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of funds from our subsidiaries.

Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

The notes will be senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by global notes, payment of interest on certificated notes in definitive form may, at our option, be made by:

(i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $5,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.

Optional Redemption

The notes may be redeemed by us at our option at any time or from time to time prior to             , 20     (     days prior to maturity) (the “Par Call Date”), either in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date. If the notes are redeemed on or after the Par Call Date the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus         basis points for the notes.

If money sufficient to pay the redemption price of and accrued interest on the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption and such notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, calculated as if the maturity date of such notes was the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if we obtain three or fewer Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by us; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of their respective successors and any other primary treasury dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such note matured on the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

A partial redemption of the notes may be effected pro rata or by lot and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem the notes.

Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. At our request, the trustee shall give the notice of redemption on our behalf.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if the additional notes are not fungible with the outstanding notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to the notes.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the notes:

•	failure to pay the principal or any premium on the notes when due, at maturity, upon redemption or otherwise;

•	failure to pay interest on the notes for 30 days after the date payment is due and payable, if the time for payment has not been extended or deferred;

•

failure to perform any other covenant with respect to the notes for 90 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes; and

•	certain events in bankruptcy, insolvency or reorganization with respect to us.

In case an event of default (other than an event of default described in the last bullet above) shall occur and be continuing with respect to the notes, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes (including any additional notes, voting together as a single class) may declare the principal of the notes due and payable immediately.

If an event of default described in the last bullet above shall occur and be continuing, then the principal amount of all the notes outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law.

Any event of default with respect to the notes may be waived by the holders of a majority in aggregate principal amount of the outstanding notes (including any additional notes), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such notes or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby. At any time after a declaration of acceleration or automatic acceleration has been made and before a judgment or decree for payment, the holding of a majority in aggregate principal amount of all the notes outstanding may rescind and annul the declaration of acceleration under certain circumstances.

The occurrence of an event of default under the indenture would constitute after any applicable cure period an event of default under our committed credit facility and may constitute an event of default under future credit agreements or facilities in existence from time to time.

No holder of notes will have any right by virtue or by availing of any provision of the indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the indenture or such notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (1) such holder previously shall have given to the trustee written notice of an event of default and of the continuance thereof with respect to such notes specifying such event of default; (ii) the holders of not less than 25% in aggregate principal amount of the series of such notes then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of such series of notes then outstanding do not give the trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary, the right of any holder of any note to receive payment of the principal of, and premium, if any, and interest on such note, as therein provided, on or after the due date expressed in such note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such due date or redemption date, shall not be impaired or affected without the consent of such holder.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue notes in certificated form. DTC will therefore require secondary market trading activity in such notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below or in the accompanying prospectus, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Under certain circumstances described in the accompanying prospectus, DTC may exchange the global notes for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Deutsche Bank Trust Company Americas will be the trustee under the indenture and will also be appointed by us to act as registrar, transfer agent and paying agent for the notes. We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the trustee is a lender under our committed credit facility. The trustee and its affiliates have also in the past performed, and may continue to perform, cash management, counterparty, financial advisory or other services for us, for which they have received, or may receive, customary fees and commissions. In addition, Deutsche Bank Securities Inc., an affiliate of the trustee, is an underwriter for this offering.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, estate, alternative minimum, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (“IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities or currencies, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities (or investors in such entities), controlled foreign corporations, passive foreign investment companies, and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (the first price at which a substantial part of the notes are sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States; (ii) a corporation or any other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of such partnership and a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount. If, however, the notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the note. A U.S. holder’s adjusted U.S. federal income tax basis in a note generally will be its cost for that note. Any such gain or loss generally will be capital gain or loss. Capital gains of noncorporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Medicare Contribution Tax. Certain U.S. holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, interest and capital gains from the sale, exchange, redemption, retirement or other taxable disposition of notes.

Non-U.S. Holders

Payments of Interest. Subject to the discussion below under “Foreign Account Tax Compliance Act,” payments of interest on any note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the interest qualifies as “portfolio interest.” Interest on the notes generally will qualify as portfolio interest if the non-U.S. holder:

•	Does not actually or constructively own 10% or more of the total combined voting power of all of our stock entitled to vote;

•	Is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

Either (1) under penalties of perjury on an IRS Form W-8BEN or W-8BEN-E (or other applicable successor form), certifies that the non-U.S. holder is not a U.S. person, or (2) owns through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, that certifies, under penalties of perjury, that such a form has been received from the non-U.S. holder by it or by a financial institution between it and the non-U.S. holder.

The gross amount of payments to a non-U.S. holder of interest that does not qualify for the portfolio interest exemption and that is not income effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a permanent establishment of such non-U.S. holder in the United States) (“U.S. Trade or Business Income”) will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

To claim the benefit of a tax treaty, exemption from or reduction in withholding, or to claim exemption from withholding because the income is U.S. Trade or Business Income, a non-U.S. holder must provide a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. The non-U.S. holder must provide the form to its withholding agent. These forms must be periodically updated. A non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes. Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than with respect to any portion of the gain that represents accrued and unpaid interest, which would be subject to U.S. federal income taxation to the extent described above in “—Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the branch profits tax may also apply to a corporate non-U.S. holder; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other disposition and certain other conditions are met.

Information Reporting and Backup Withholding. United States backup withholding will not apply to payments of interest on a note or proceeds from the sale or other disposition of a note payable to a non-U.S. holder if the certification described above in “—Payments of Interest” is duly provided by such non-U.S. holder or the non-U.S. holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that such holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Foreign Account Tax Compliance Act. Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of interest on and the gross proceeds of dispositions of the notes, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. These withholding rules generally apply to payments of interest on the notes and, beginning on January 1, 2019, to payments of gross proceeds from a sale or other disposition of the notes. You should consult your tax advisor regarding the application of FATCA.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us, and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the offering prices described on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from their initial public offering price not to exceed     % per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed     % per note. If all of the notes are not sold at their initial offering prices, the underwriters may change the offering prices and the other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total in dollars):

Paid By Us
Per note		%
Total	$

We estimate that our total expenses for this offering, other than underwriting discounts, will be $1.485 million. The underwriters have agreed to reimburse us for certain expenses related to this offering.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders and act as agents or managers for the lenders under our $2.0 billion committed revolving credit facility maturing on August 28, 2020 (which may be extended at our option for one year prior to any anniversary of the closing date of the revolving credit facility, provided that in no event shall it extend beyond August 28, 2022).

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge and certain other of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions, which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Deutsche Bank Securities Inc., an affiliate of the trustee for the notes, is an underwriter for this offering.

Sales Outside the United States

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the “Prospectus Directive” (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for us by Goodwin Procter LLP, San Francisco, California. John F. Coburn III, Vice President and Secretary, NIKE, Inc., will issue an opinion on our behalf regarding certain matters of Oregon law. Davis Polk & Wardwell LLP, Menlo Park, California, will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act (SEC file number 1-10635) (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2015;

•

Proxy Statement on Schedule 14A filed with the SEC on July 27, 2015 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended May 31, 2015);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2015;

•	Current Reports on Form 8-K dated June 18, 2015, June 30, 2015, July 6, 2015, September 2, 2015 and September 23, 2015; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of notes (other than information in such documents that is deemed not to be filed pursuant to applicable rules and regulations).

Each person to whom a copy of this prospectus supplement is delivered may request a copy of these filings (other than exhibits to such filings, unless such exhibits are specifically incorporated by reference herein) at no cost, by writing or telephoning us at the following address:

NIKE Investor Relations

One Bowerman Drive

Beaverton, Oregon 97005-6453

(503) 671-6453

PROSPECTUS

NIKE, Inc.

Debt Securities

This prospectus provides you with a general description of our debt securities which we may offer and sell from time to time. These debt securities may consist of notes, debentures or other types of debt. We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of securities, their names, and any applicable purchase price, fee, commission, or discount arrangement with, between, or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or the SEC, or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “Well-Known Seasoned Issuer” as described in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated herein or therein by reference and any related free writing prospectus is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed materially since that date.

The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated, “NIKE,” the “Company,” “we,” “us” and “our” refer to NIKE, Inc. and its predecessors, subsidiaries and affiliates.

NIKE

Our principal business activity is the design, development and worldwide marketing and selling of high quality footwear, apparel, equipment, accessories and services. We are the largest seller of athletic footwear and athletic apparel in the world measured by global revenues. We sell our products to retail accounts, through NIKE-owned retail stores and internet sales, which we refer to as our “Direct to Consumer” operations, and through a mix of independent distributors and licensees, in approximately 190 countries around the world. Virtually all of our products are manufactured by independent contractors. Virtually all of our footwear and apparel products are produced outside the United States, while our equipment products are produced both in the United States and abroad. We were incorporated in 1968 under the laws of the state of Oregon. Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453, and our telephone number is (503) 671-6453.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are available over the internet at the SEC’s web site at www.sec.gov, as well as our web site at www.nikebiz.com. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (SEC file number 1-10633) (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended May 31, 2012;

•

Proxy Statement on Schedule 14A filed with the SEC on July 27, 2012 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended May 31, 2012);

•	Quarterly Reports on Form 10-Q dated October 9, 2012, January 9, 2013 and April 4, 2013;

•	Current Reports on Form 8-K dated September 20, 2012 and November 15, 2012; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the registration statement of which this prospectus is a part has been withdrawn (other than information in such documents that is deemed not to be filed).

Each person to whom a copy of this prospectus is delivered may request a copy of these filings (other than exhibits to such filings, unless such exhibits are specifically incorporated by reference herein) at no cost, by writing or telephoning us at the following address:

NIKE Investor Relations

One Bowerman Drive

Beaverton, Oregon 97005-6453

(503) 671-6453

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus and any prospectus supplement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	international, national and local general economic and market conditions;

•	the size and growth of the overall athletic footwear, apparel and equipment markets;

•	intense competition among designers, marketers, distributors and sellers of athletic footwear, apparel and equipment for consumers and endorsers;

•	demographic changes;

•	changes in consumer preferences;

•	popularity of particular designs, categories of products and sports;

•	seasonal and geographic demand for our products;

•	difficulties in anticipating or forecasting changes in consumer preferences, consumer demand for our products and the various market factors described above;

•

difficulties in implementing, operating and maintaining our increasingly complex information systems and controls, including, without limitation, the systems related to demand and supply planning and inventory control;

•	interruptions in data and information technology systems;

•	data security;

•

fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance “futures” orders may not be indicative of future revenues due to changes in shipment timing, the changing mix of futures and at-once orders, and discounts, order cancellations, and returns;

•	our ability to sustain, manage or forecast our growth and inventories;

•	the size, timing and mix of purchases of our products;

•	increases in the cost of materials and energy used to manufacture products, new product development and introduction;

•	the ability to secure and protect trademarks, patents and other intellectual property;

•	performance and reliability of products;

•	customer service;

•	adverse publicity;

•	the loss of significant customers or suppliers;

•	dependence on distributors and licensees;

•	business disruptions;

•	increased costs of freight and transportation to meet delivery deadlines;

•	increases in borrowing costs due to any decline in our debt ratings;

•	changes in business strategy or development plans;

•

general risks associated with doing business outside the United States, including without limitation, exchange rate fluctuations, import duties, tariffs, quotas, political and economic instability, and terrorism;

•	changes in government regulations;

•	the impact of, including business and legal developments relating to climate change;

•	liability and other claims asserted against us;

•	the ability to attract and retain qualified personnel; and

•	the effects of divesting the Cole Haan and Umbro businesses.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein, from our most recent Annual Report on Form 10-K, as updated by our subsequent filings, including filings we make after the date of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”

SELECTED FINANCIAL DATA

We divested the Umbro and Cole Haan brands on November 30, 2012 and February 1, 2013, respectively. In accordance with Accounting Standard Codification 205-20, Discontinued Operations, we began presenting those businesses as discontinued operations beginning in our Quarterly Report on Form 10-Q, for the quarter ended November 30, 2012, which required excluding the results of operations of Umbro and Cole Haan from our income from continuing operations. We also presented the assets and liabilities of these businesses separately as assets and liabilities of discontinued operations on our consolidated balance sheets. Notwithstanding the revised presentation for discontinued operations, we have not restated any prior financial statements or financial information incorporated by reference in this prospectus, or any other prior period information presented in this prospectus, to reflect the exclusion of Umbro and Cole Haan operations from our continuing operations due to the immateriality of those results to our consolidated financial statements.

On November 15, 2012, we announced a two-for-one split of both NIKE, Inc. Class A and Class B common shares. The stock split was a 100 percent stock dividend payable on December 24, 2012 to shareholders of record at the close of business December 10, 2012. NIKE, Inc.’s Class B common stock began trading at the split-adjusted price on December 26, 2012. We have not restated any prior financial statements or financial information incorporated by reference in this prospectus, or any other prior period information presented in this prospectus, to reflect the stock split. The following table sets forth the impact of the two-for-one stock split on share amounts, earnings per share, share dividends and the price range of common stock for the years ended May 31, 2012, 2011, 2010, 2009 and 2008.

	Fiscal Year Ended May 31,
(in millions, except per share data)	2012	2011	2010	2009	2008
	(unaudited)
Basic Earnings Per Common Share(1)	$2.42	$2.24	$1.96	$1.53	$1.90
Diluted Earnings Per Common Share(1)	$2.37	$2.20	$1.93	$1.51	$1.87
Weighted Average Common Shares Outstanding	920.0	951.1	970.9	969.9	991.2
Diluted Weighted Average Common Shares Outstanding	939.6	971.3	987.7	981.5	1,008.2
Cash Dividends Declared Per Common Share	$0.70	$0.60	$0.53	$0.49	$0.44
Price Range of Common Stock
High	$57.20	$46.15	$39.28	$35.14	$35.30
Low	$39.29	$33.61	$25.08	$19.12	$25.75

(1)	Earnings per share for the years ended May 31, 2012, 2011, 2010, 2009 and 2008 have not been restated to reflect discontinued operations due to the immateriality of Umbro and Cole Haan relative to our consolidated financial statements for those periods.

The following table sets forth selected financial data which has been revised to reflect the adoption of a new accounting principle. Effective June 1, 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended. As described in our Quarterly Report on Form 10-Q for the quarter ended August 31, 2012, these updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises our annual information for the periods presented to apply the new presentation required by this pronouncement.

Consolidated Statements of Comprehensive Income

	Year Ended May 31,
	2012	2011	2010
	(unaudited; in millions)
Net income	$2,223	$2,133	$1,907
Other comprehensive income (loss), net of tax:
Foreign currency translation and other(1)	(295)	263	(159)
Net gain (loss) on cash flow hedges(2)	255	(242)	87
Net gain (loss) on net investment hedges(3)	45	(57)	45
Reclassification to net income of previously deferred losses (gains) related to hedge derivative instruments(4)	49	(84)	(122)
Reclassification of ineffective hedge gains to net income(5)	—	—	(4)

Total other comprehensive income (loss), net of tax	54	(120)	(153)

Total comprehensive income	$2,277	$2,013	$1,754

(1)	Net of tax (expense) benefit of $0 million, $(121) million, and $72 million, respectively.
(2)	Net of tax (expense) benefit of $(8) million, $66 million, and $(28) million, respectively.
(3)	Net of tax (expense) benefit of $0 million, $28 million, and $(21) million, respectively.
(4)	Net of tax (benefit) expense of $(14) million, $24 million, and $42 million, respectively.
(5)	Net of tax expense of $0 million, $0 million, and $1 million, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated are as follows:

	Nine Months Ended February 28,	Fiscal Year Ended May 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)(2)	48.4	37.4	37.0	33.3	25.5	34.4

(1)	In accordance with SEC rules and regulations, for purposes of computing the ratios of earnings to fixed charges, earnings represent income from operations before fixed charges and taxes, and is exclusive of capitalized interest. Fixed charges represent interest on indebtedness, amortization of debt discount and one-tenth of rental expense which is deemed to be representative of the interest factor of operating leases. Interest expense includes interest both expensed and capitalized.
(2)	The ratio of earnings to fixed charges for the nine months ended February 28, 2013 exclude the results of operations for Umbro and Cole Haan, which were presented as discontinued operations. The ratio of earnings to fixed charges for the years ended May 31, 2012, 2011, 2010, 2009 and 2008 have not been restated to reflect discontinued operations due to the immateriality of Umbro and Cole Haan relative to our consolidated financial statements for those periods.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, discharging or refinancing of debt, working capital, capital expenditures, share repurchases, as yet unplanned acquisitions of assets or businesses and investments in subsidiaries.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue debt securities from time to time, in one or more series under an indenture to be entered into between us and Deutsche Bank Trust Company Americas, as trustee. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

The indenture will not limit the amount of debt securities that we may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the indenture or in amounts determined by reference to an index.

As used in this section of the prospectus, the terms “we,” “us” and “our” refer only to NIKE, Inc. and not to any of our existing or future subsidiaries.

General

Unless otherwise described in an applicable prospectus supplement, the debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations from time to time outstanding. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will describe any additional or different terms of the debt securities being offered, including the following terms, as applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof;

•	the form of the debt securities;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currencies and/or currency units in which payment of the principal of, and premium, if any, and interest on, the debt securities will be payable;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.

Certain Covenants

The indenture will contain certain covenants regarding, among other matters, corporate existence and reports to holders of debt securities. Unless we indicate otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture will not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth therein if such transaction complies with “—Consolidation, Merger and Sale of Assets.”

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets, taken as a whole, to another Person (as defined in the indenture) unless:

•

(x) the person (if other than us) formed by such consolidation, merger, sale, conveyance, transfer or lease or disposition (the “Surviving Person”) shall be a corporation or other entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof, (y) if such Surviving Person is not a corporation, a co-obligor of the debt securities (a “Co-Obligor”) is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and (z) such Surviving Person and, if applicable, Co-Obligor (if other than us) shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default (each as defined in the indenture) shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that any such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture or any applicable supplemental indenture relating to such transaction have been complied with.

The restrictions in the second and third bullets shall not apply to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our jurisdiction of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

The Surviving Person will succeed to, and be substituted for, us under the indenture and the debt securities and, except in the case of a lease, we shall be released of all obligations under the indenture and the debt securities.

No Protection in the Event of a Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control, any recapitalization transaction or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities issued pursuant to the indenture. Events of Default on the debt securities are any of the following:

•

default in the payment of any interest on debt securities when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or a paying agent prior to the expiration of such 30-day period);

•	default in the payment of the principal of, or any premium on, debt securities when due and payable;

•	default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of another series of debt securities), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the debt securities of the affected series outstanding as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default (other than payment defaults of which it has knowledge) if it in good faith determine it is in the interest of such holders to do so.

Remedies If an Event of Default Occurs

The indenture will provide that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of a series of debt securities shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of debt securities as provided in the indenture, the holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the debt securities of the affected series, rescind and annul such acceleration and its consequences if:

•

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the series of debt securities and the principal of and premium, if any, on the series of debt securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the series of debt securities to the date of such payment or deposit); and

•

any and all Events of Default under the indenture with respect to such series, other than the nonpayment of principal on the series of debt securities that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture.

The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity reasonably satisfactory to the trustee against the costs, expenses and other liabilities of taking that action; and

•

the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date of that payment.

We will furnish to the trustee every year a written statement of an executive officer certifying that to his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within thirty (30) days.

Satisfaction and Discharge

The indenture will automatically cease to be of further effect as to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with the following conditions:

(1)	either

•

our having delivered or caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated under the indenture other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•

all debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate sufficient funds to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture; or

•	our having properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of such series;

(2)	our having paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3)	our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indenture.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash or U.S. government or U.S. government agency notes or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an opinion of counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include, among others, our obligations to:

•	register the transfer and exchange of debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	maintain paying agencies; and

•	hold money for payment in trust.

Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance

Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash, U.S. government or U.S. government agency notes or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

we deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Approval of the Holder

First, there are changes that cannot be made to the debt securities without specific approval of the holder affected thereby. The following is a list of those types of changes:

•

reduce the percentage in principal amount of debt securities of a series, the consent of whose holders is required to amend, modify or supplement, or waive compliance with, the indenture or the terms of the debt securities of such series;

•	reduce the rate of or change the time for payment of interest on the debt securities;

•	reduce the principal payable on or change the stated maturity of the debt securities of any series;

•	reduce any premium payable on the redemption of any debt security;

•	change the terms of or waive any redemption provisions;

•	change the currency in which principal, any premium or interest is paid on any debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Changes Not Requiring Approval

The second type of change does not require any approval of or vote by holders of the debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, omission, defect or inconsistency as evidenced in an officer’s certificate;

•	make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	comply with covenants in the indenture regarding consolidation, merger and sale of assets;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to our covenants or add any additional Events of Default for the benefit of any series of debt securities, to surrender any of our rights under the indenture, secure or guarantee the obligations under any series of the debt securities or add an additional obligor of the debt securities;

•	provide for the issuance of debt securities and establish the form, terms and conditions of any series, or issue additional debt securities of any series;

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to such change or elimination;

•

to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;

•	evidence and provide for a successor trustee; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also make changes that affect only debt securities to be issued under the indenture at any time after the changes take effect without the approval of holders of debt securities previously issued under the indenture. We may make changes or obtain waivers that affect only certain series of debt securities without the approval of holder of unaffected debt securities under the indenture.

Changes Requiring a Majority Vote

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only debt securities of one series, it must be approved by the holders of a majority in outstanding principal amount of the debt securities of that series;

•

if the change affects the debt securities as well as the debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in outstanding principal amount of each series of debt securities affected by the change; and

•	in each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described above under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.

Form, Exchange and Transfer

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Unless the applicable prospectus supplement provides otherwise, certificated debt securities will be issued in definitive form and global securities will be issued in registered form. Definitive debt securities name you or your nominee as the owner of the senior debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depositary or its nominee as the owner of the debt securities represented by these global debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities of a series in whole or in part in the form of one or more fully registered global debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors to the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may limit your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Unless otherwise indicated in a prospectus supplement, principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, or any agent of ours or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

No Personal Liability of Incorporators, Shareholders, Officers or Directors

The indenture will provide that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The trustee will be appointed by us as paying agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for a period ending on the earlier of 10 business days prior to the date the money would be turned over to the applicable state and two years after the date upon which the principal of, or premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agent will have no liability therefor.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters and also may sell securities directly to other purchasers, brokers, dealers or through agents.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

John F. Coburn III, NIKE’s Vice President and Secretary, has issued an opinion regarding certain matters of Oregon law for NIKE. Goodwin Procter LLP has issued an opinion about certain legal matters with respect to the validity of the debt securities covered by this prospectus for NIKE.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

NIKE, Inc.

    % Notes due 20

Prospectus Supplement

October     , 2015

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Deutsche Bank Securities